                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-81573, 333-52204, 333-81940, 333-58820, 333-60062 and 333-85486 of Duke
Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-12093, 333-50317, 333-59279 and 333-84222 of Duke Energy
Corporation on Form S-8 of our report dated February 19, 2002 (March 14, 2002 as to the acquisition of Westcoast Energy, Inc. described in Note 2 and as to the planned sale of DukeSolutions, Inc. described in Notes 3 and 20) (January 27, 2003 as to the adoption on January 1, 2002 of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets discussed in Note 1, the reclassification of revenues to a net basis of reporting, discussed in Note 1 and the impact of restating the business segments to conform to the presentation adopted during the year ended December 31, 2002 discussed in Note 3), appearing in this Current Report on Form 8-K of Duke Energy Corporation filed on February 18, 2003.

/s/ Deloitte & Touche LLP
-------------------------
Charlotte, North Carolina
February 18, 2003